                                                                EXHIBIT 10 (aa)



                               SECURITY AGREEMENT
                             (FRI-MRD CORPORATION)

                 This SECURITY AGREEMENT (this "Agreement"), is entered into as of January 10, 1997 between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and FRI-MRD CORPORATION, a Delaware corporation ("Guarantor"), with its chief executive office located at 18831 Von Karman Avenue, Irvine, California 92713.

                 WHEREAS, Borrower, Foothill, and the other parties thereto are, contemporaneously herewith, entering into the Loan Agreement;

                 WHEREAS, Guarantor has executed that certain General Continuing Guaranty, of even date herewith, in favor of Foothill (the "Guaranty"), respecting certain obligations of Borrower owing to Foothill under the Loan Agreement;

                 WHEREAS, Guarantor desires to collateralize its obligations under the Guaranty by granting to Foothill a security interest in certain of its assets; and

                 WHEREAS, Guarantor will benefit by virtue of the loan from Foothill to Borrower.

                 NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each intending to be bound hereby, Foothill and Guarantor agree as follows:

                 1.       DEFINITIONS AND CONSTRUCTION.

                          1.1     DEFINITIONS.  All capitalized terms used
herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. As used in this Agreement, the following terms shall have the following definitions:

                                  "Accounts" means all currently existing and
hereafter arising accounts, contract rights, and all other forms of obligations owing to Guarantor arising out of the sale, license, or lease of goods or the rendition of services by Guarantor, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.





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                                  "Agreement" means this Security Agreement and
any extensions, riders, supplements, notes, amendments, or modifications to or in connection with this Security Agreement.

                                  "Borrower" means any one or more of
Chi-Chi's, Inc., a Delaware corporation, and El Torito Restaurants, Inc., a Delaware corporation, individually and collectively, jointly and severally.

                                  "Collateral" means each of the following: the
Accounts; Guarantor's Books; the Equipment; the General Intangibles; the Inventory; the Negotiable Collateral; any money, or other assets of Guarantor which now or hereafter come into the possession, custody, or control of Foothill; and the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Guarantor's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                                  "Equipment" means all of Guarantor's present
and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, and any interest of Guarantor in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located.

                                  "Event of Default" has the meaning ascribed
to it in Section 6.

                                  "Excluded Contract Right" means, with respect
to Guarantor, and with respect to any contract to which Guarantor is a party, a right or privilege of Guarantor under such contract, or an obligation due to Guarantor under such contract, that: (a) In the case of a More Important Contract, arises under a contract described on Schedule E-1 of the Loan Agreement; or (b) In the case of a Less Important Contract, (i) does not consist of the right of Guarantor to receive a payment, or an obligation due to Guarantor with respect to a payment, and (ii) is, by the express terms of such contract, subject to a restriction on assignability that prohibits the pledge, hypothecation, mortgage, encumbrance, or grant of a Lien on same, if such restriction is enforceable, and if the breach of such restriction by Guarantor would constitute a material breach of such contract sufficient to give rise to a right on the part of another party to such contract to terminate such contract or to impose liability for not insignificant damages upon Guarantor for breach of such contract; provided that the proceeds of any disposition of any Excluded Contract Right shall not constitute an Excluded Contract Right, and any such proceeds shall be subject to Foothill's security interest.





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                                  "General Intangibles" means all of
Guarantor's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer discs or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral; provided that General Intangibles shall not include any Excluded Contract Right.

                                  "Guarantied Obligations" shall have the
meaning ascribed to it in the Guaranty.

                                  "Guarantor's Books" means all of Guarantor's
books and records, including: ledgers; records indicating, summarizing, or evidencing Guarantor's properties or assets (including the Collateral) or liabilities; all information relating to Guarantor's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, or other computer prepared information in respect of such books and records.

                                  "Guarantor" has the meaning ascribed thereto
in the preamble to this Agreement.

                                  "Guaranty" means the General Continuing
Guaranty of Guarantor to Foothill of even date herewith.

                                  "Inventory" means all present and future
inventory in which Guarantor has any interest, including goods held for sale, license, or lease or to be furnished under a contract of service and all of Guarantor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                                  "Investment Property" means "investment
property" as that term is defined in Section 9-115 of the Official Text of the Uniform Commercial Code and as defined in California Senate Bill 1591 which was approved by the Governor of the State of California on September 14, 1996 and will be effective on January 1, 1997 as part of the Code.

                                  "Less Important Contract" means, with respect
to Guarantor, a contract to which Guarantor is a party that is not a More Important Contract.





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                                  "Loan Agreement" means that certain Loan and
Security Agreement, dated as of even date herewith, between Borrower, Foothill, and the other parties thereto.

                                  "More Important Contract" means, with respect
to Guarantor, a contract to which Guarantor is a party: (a) Described on Schedule E-1 to the Loan Agreement; (b) the material breach of which by Guarantor could give rise to a claim against Guarantor that is material in relation to Guarantor's financial condition; or (c) the termination of which could interfere substantially with the ongoing operations, businesses, or prospects of Guarantor.

                                  "Negotiable Collateral" means all of
Guarantor's present and future letters of credit, notes, drafts, instruments, Investment Property (including the shares of stock of Subsidiaries of Guarantor), documents, personal property leases (wherein Guarantor is the lessor), chattel paper, and Guarantor's Books relating to any of the foregoing.

                                  "Permitted Liens" means, with respect to the
assets of Guarantor or its Subsidiaries: (a) Liens granted to Foothill or any assignee under the Loan Documents, (b) Liens for unpaid taxes, assessments, and government charges that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1 of the Loan Agreement, (d)(i) the interests of lessors or lessees under operating leases and subleases, or (ii) the interests of licensees or franchisees under licenses or franchises of Borrower Intellectual Property to the extent constituting an Ordinary Course Disposition under clause (e) of the definition of Ordinary Course Disposition, (e)(i) Liens securing purchase money Indebtedness or capital leases permitted under Section 7.1(g) of the Loan Agreement, so long as the Lien only attaches to the asset purchased or acquired, or (ii) Acquisition Liens, (f) Liens arising by operation of law, incurred in the ordinary course of business of Guarantor and its Subsidiaries and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, (ii) are the subject of Permitted Protests, or (iii) in the aggregate are de minimis in amount, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, contracts or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Guarantor and its Subsidiaries and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds, (j) Liens of or resulting from any judgment or award that does not constitute an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral, and the Anaheim Property, that are exceptions to the commitments for title insurance issued in connection with the Mortgages, and the Anaheim Mortgage as accepted by Foothill at the time of such issuance, (l) with respect to any Real Property, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that do not materially interfere with or impair the use or operation thereof by Guarantor or its Subsidiaries, (m) other Liens imposed by operation of law that do not materially affect Guarantor's or its Subsidiaries ability to perform





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their respective obligations under the Loan Documents, (n) replacement or continued Liens granted to a Person who provides refinancing or continuation of Indebtedness pursuant to Section 7.1(h) of the Loan Agreement; provided, that the replacement or continued Lien is limited to all or part of the properties or assets that secured the refinanced or continued Indebtedness.

                                  "Secured Obligations" shall mean all
liabilities, obligations, or undertakings owing by Guarantor to Foothill of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by the Guaranty, any other Loan Document heretofore, herewith, or hereafter executed by Guarantor, or this Agreement, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all reasonable out- of-pocket costs, fees (including reasonable attorneys fees), and expenses which Guarantor is required to pay pursuant to any of the foregoing, by law, or otherwise.

                          1.2     CODE.  Any terms used in this Agreement which
are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

                          1.3     CONSTRUCTION.  Unless the context of this
Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, restatements, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable. In the event of a direct conflict between the terms and provisions of this Agreement and the Loan Agreement, it is the intention of the parties hereto that both such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Loan Agreement shall control and govern; provided, however, that the inclusion herein of additional obligations on the part of Guarantor and supplemental rights and remedies in favor of Foothill, in each case in respect of the Collateral, shall not be deemed a conflict with the Loan Agreement.

                          1.4     SCHEDULES AND EXHIBITS.  All of the schedules
and exhibits attached to this Agreement shall be deemed incorporated herein by reference.





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                 2.       CREATION OF SECURITY INTEREST.

                          2.1     GRANT OF SECURITY INTEREST.  Guarantor hereby
grants to Foothill a continuing security interest in all of its currently existing and hereafter acquired or arising Collateral in order to secure payment and performance of the Secured Obligations. Foothill's security interests in the Collateral shall attach to all Collateral without further act on the part of Foothill or Guarantor. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Guarantor has no authority, express or implied, to dispose of any item or portion of the Collateral other than Permitted Dispositions. Concurrent with the consummation of any Permitted Disposition, Foothill agrees to release its Liens on the subject property or asset (but not the proceeds from the Asset Disposition).

                          2.2     NEGOTIABLE COLLATERAL.  In the event that any
Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral (other than Collection items received by Guarantor in the ordinary course of Guarantor's business and deposited), Guarantor shall, promptly upon the request of Foothill, deliver physical possession of such Negotiable Collateral to Foothill or its bailee to the extent required for Foothill to have a first priority perfected Lien thereon.

                          2.3     [Intentionally omitted.]

                          2.4     DELIVERY OF ADDITIONAL DOCUMENTATION
REQUIRED. Guarantor shall execute, and deliver to Foothill, prior to or concurrently with Guarantor's execution and delivery of this Agreement and at any time thereafter at the request of Foothill, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, mortgages, deeds of trust, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill may reasonably request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

                          2.5     POWER OF ATTORNEY.  Guarantor hereby
irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Guarantor's true and lawful attorney, with power to: (a) if Guarantor refuses to, or fails timely to execute and deliver any of the documents described in Section 2.4, sign the name of Guarantor on any of the documents described in Section 2.4; (b) endorse Guarantor's name on any Collection item that may come into Foothill's possession; (c) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Guarantor's policies of insurance and make all determinations and decisions with respect to such policies of insurance. The appointment of Foothill as Guarantor's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the





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Secured Obligations have been fully and finally repaid and performed and
Foothill's obligation to extend credit under the Loan Agreement is terminated.

                          2.6     RIGHT TO INSPECT.  Prior to the time that an
Event of Default has occurred and is continuing or Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter upon reasonable prior notification to Guarantor and during normal business hours, to inspect Guarantor's and each of its Subsidiary's Books and to check, test, and, subject to Section 2.11(d) of the Loan Agreement, appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. After the time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, Foothill (through any of its officers, employees, or agents) shall have the right, from time to time thereafter, to inspect Guarantor's and each of its Subsidiaries' Books and to check, test, and, subject to Section 2.11(d) of the Loan Agreement, appraise the Collateral in order to verify Guarantor's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

                 3.       REPRESENTATIONS AND WARRANTIES.

                          Guarantor represents and warrants as follows:

                          3.1     NO PRIOR ENCUMBRANCES.  Guarantor owns the
Collateral, free and clear of Liens, except for Permitted Liens.

                          3.2     PLACE OF BUSINESS/CHIEF EXECUTIVE OFFICE;
FEIN. On the Closing Date, the chief executive office of Guarantor is at the address indicated in the first paragraph of this Agreement. Guarantor's FEIN is 33-0197772).

                          3.3     [Intentionally Omitted].

                          3.4     [Intentionally Omitted].

                          3.5     [Intentionally Omitted].

                          3.6     DUE ORGANIZATION AND QUALIFICATION.
Guarantor is a Delaware corporation, and it is and shall at all times hereafter be duly organized and existing and in good standing under the laws of Delaware and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Guarantor or on the value of the Collateral.





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                          3.7     DUE AUTHORIZATION; NO CONFLICT.  The
execution, delivery, and performance of this Agreement, the Guaranty, and any other Loan Document to which Guarantor is a party are within Guarantor's corporate powers, have been duly authorized, and are not in conflict with nor, constitute a breach of any provision contained in Guarantor's Articles or Certificate of Incorporation, or By-laws, nor will they constitute an event of default under any material agreement to which Guarantor is now or may hereafter become a party.

                          3.8     LITIGATION.  There are no actions or
proceedings pending by or against Guarantor before any court or administrative agency and Guarantor does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Guarantor, except for: (a) matters disclosed on Schedule 5.9 of the Loan Agreement; and (b) matters arising after the date hereof that, if decided adversely to Guarantor, would not materially impair the prospect of repayment of the Secured Obligations or materially impair the value or priority of Foothill's security interests in the Collateral.

                          3.9     NO INTENT TO HINDER CREDITORS.  No transfer
of property is being made by Guarantor and no obligation is being incurred by Guarantor in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Guarantor.

                          3.10    RELIANCE BY FOOTHILL; CUMULATIVE.  The
warranties, representations, and agreements set forth herein shall be conclusively presumed to have been relied upon by Foothill and shall be cumulative and in addition to any and all other warranties, representations, and agreements which Guarantor shall now or hereinafter give, or cause to be given, to Foothill.

                 4.       AFFIRMATIVE COVENANTS.

                          Guarantor covenants and agrees that, until payment in
full of the Secured Obligations, and unless Foothill shall otherwise consent in writing, Guarantor shall do all of the following:

                          4.1     [Intentionally Omitted.]

                          4.2     [Intentionally Omitted.]

                          4.3     [Intentionally Omitted.]

                          4.4     [Intentionally Omitted.]





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                          4.5     TAXES.  Other than taxes of which Guarantor
is unaware or that in the aggregate are de minimis, all assessments and taxes (including withholding taxes), whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Guarantor or any of its property have been paid, and shall be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax (other than taxes that are the subject of a United States federal tax lien) is the subject of a Permitted Protest. Guarantor, upon request, shall furnish Foothill with proof reasonably satisfactory to Foothill indicating that Guarantor has made all due and timely payments or deposits of all such federal, state, and local taxes, assessments, or contributions required of it by law.

                          4.6     INSURANCE.

                                  (a)      At its expense, keep the Collateral
insured against loss or damage by fire, theft, explosion, sprinklers, and other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Guarantor also shall maintain business interruption, public liability, product liability, and property damage insurance relating to their ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation, in each case consistent with past practice; provided, however, that Guarantor and its Subsidiaries only shall be required to use their reasonable best efforts to maintain earthquake insurance, in amounts and subject to deductibles consistent with those ordinarily insured against by other similar companies in the same industry, so long as it is available at reasonable commercial rates. Foothill agrees that Guarantor and its Subsidiaries may self-insure for workers compensation insurance, generally liability insurance, auto liability insurance, and health insurance, in each case, consistent with past practice and with a limit of up to $500,000 per occurrence.

                                  (b)      All such policies of insurance shall
be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. Insurance policies covering property and assets against loss by fire, lightening, windstorm, hail, explosion, aircraft, smoke damage, earthquake, elevator collisions and other risks included under an "extended coverage" endorsement shall, with respect to hazard insurance and such other insurance as Foothill shall specify, contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill as a loss payee thereof as its interests may appear, and shall contain a waiver of warranties. All such insurance (with the exception of workers' compensation and health insurance policies) shall name Foothill as an additional insured as its interest may appear. Every policy of insurance referred to in this Section 4.6 (with the exception of workers' compensation and health insurance policies) shall contain an agreement by the insurer that it will not cancel such policy except after 10 days prior written notice to Foothill. Certified copies or originals of such policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill prior to





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the expiration or the cancellation of the existing or preceding policies.
Guarantor shall deliver to Foothill, upon the request of Foothill, evidence of the payment of all premiums for such policies of insurance.

                          4.7     FOOTHILL EXPENSES.  Guarantor shall
immediately and without demand reimburse Foothill for all sums expended by Foothill which constitute Foothill Expenses and Guarantor hereby authorizes and approves all advances and payments by Foothill for items constituting Foothill Expenses.

                 5.       NEGATIVE COVENANTS.

                          Guarantor covenants and agrees that until payment in
full of the Secured Obligations, it will not do any of the following without Foothill's prior written consent:

                          5.1     LIENS.  Create, incur, assume, or permit to
exist, directly or indirectly, any lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

                          5.2     [Intentionally omitted.]

                          5.3     [Intentionally omitted.]

                          5.4     CHANGE NAME.  Except on 30 days prior written
notice to Foothill, change its name or FEIN.

                          5.5     [Intentionally omitted.]

                          5.6     [Intentionally omitted.]

                          5.7     [Intentionally omitted.]

                          5.8     [Intentionally omitted.]

                          5.9     CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE;
INVENTORY AND EQUIPMENT WITH BAILEES. Without thirty (30) days prior written notification to Foothill, relocate its chief executive office to a new location, unless, at the time of such written notification, it provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a landlord's waiver in form and substance satisfactory to Foothill. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.





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                 6.       EVENTS OF DEFAULT.

                          Any one or more of the following events shall
constitute an event of default (each, an "Event of Default") under this
Agreement:

                 6.1 The occurrence of an Event of Default (as defined in the Loan Agreement);

                 6.2 If (a) Guarantor fails or neglects to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in this Agreement or in the Guaranty, or in any other present or future Loan Document between Guarantor and Foothill and such failure continues for a period of 15 days from the date on which Guarantor first had knowledge or reasonably should have had knowledge of such failure or neglect, or (b) Guarantor fails or neglects to perform, keep, or observe, in any material respect, any other term, provision, condition, covenant, or agreement contained in this Agreement or in the Guaranty, or in any other present or future Loan Document between Guarantor and Foothill, and Foothill, in its reasonable discretion, determines such failure or neglect is not capable of cure by Guarantor within 15 days from the date on which Guarantor first had knowledge or reasonably should have had knowledge of such failure or neglect;

                 6.3      If there is a Material Adverse Collateral Change;

                 6.4 (a) If a notice of lien, levy, or assessment is filed of record with respect to any of Guarantor's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time hereafter to the United States becomes a lien, whether choate or otherwise, upon any of Guarantor's properties or assets; or (b) if a notice of lien, levy, or assessment is filed of record for an amount in excess of $250,000 with respect to any of Guarantor's properties or assets by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien for an amount in excess of $250,000, whether choate or otherwise, upon any of Guarantor's properties or assets and, in any such case, such taxes or debts are not the subject of a Permitted Protest, and the lien, levy, or assessment is not released, discharged, or bonded against before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited;

                 6.5 If a judgment or other claim becomes a Lien upon any material portion of Guarantor's properties or assets and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days of the date it first arises or 5 days of the date when such property or asset is subject to being forfeited;

                 6.6 If there is a material default in any material agreement relating to Indebtedness to which Guarantor is a party with one or more third Persons resulting in a right by





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
such third Persons, irrespective of whether exercised, to accelerate the maturity of Guarantor's obligations thereunder;

                 6.7      [Intentionally Omitted;]

                 6.8 If any misstatement or misrepresentation exists now or hereafter in any written warranty, representation, statement, or report made pursuant to any of the Loan Documents to Foothill by Guarantor or any officer, employee, agent, or director of Guarantor (in the case of employees or agents who are not officers or directors, to the extent authorized by an officer or director to communicate or transact business with Foothill or who regularly communicate or transact business with Foothill), or if any such warranty or representation is withdrawn.

                 7.       FOOTHILL'S RIGHTS AND REMEDIES.

                          7.1     RIGHTS AND REMEDIES.  Upon the occurrence and
during the continuation of an Event of Default, the security hereby constituted shall become enforceable and, in addition to all other rights and remedies available to Foothill as provided hereafter, Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Guarantor:

                                  (a)      Proceed directly and at once,
without notice, against the Guarantor to collect and recover the full amount or any portion of the Guarantied Obligations, without first proceeding against Borrower, or against any security or collateral for the Guarantied Obligations;

                                  (b)      Without notice to the Guarantor and
regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of the Guarantied Obligations
(i) any indebtedness due or to become due from Foothill to the Guarantor and
(ii) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of Foothill;

                                  (c)      May exercise in respect of the
Collateral, in addition to other rights and remedies provided for herein and the Guaranty or otherwise available to it, all the rights and remedies available to it at law (including those of a secured party under the Code) or in equity;

                                  (d)      [Intentionally omitted;]

                                  (e)      [Intentionally omitted;]

                                  (f)      Without notice or demand, make such
payments and do such acts as Foothill considers reasonably necessary to protect its security interest in the Collateral. Guarantor agrees to assemble the Collateral if Foothill so requires, and to make the Collateral available to Foothill as Foothill may designate. Guarantor authorizes Foothill to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Foothill's reasonable determination appears to be prior or superior to its security interest and to pay all reasonable expenses incurred in connection therewith. With respect to any of Guarantor's owned premises, Guarantor hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

                                  (g)      Ship, reclaim, recover, store,
finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of advertising for sale and selling any Collateral, and Guarantor's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

                                  (h)      Sell all or any part of the
Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Guarantor's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale. Foothill shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Guarantor, which right or equity is hereby waived or released to the extent permitted by law. Anything in the foregoing to the contrary notwithstanding, Foothill acknowledges and agrees that (i) the Flagstar Bonds contain certain legends, contain certain restrictions on transfer, and are subject to certain claims of Flagstar and potential reductions of the principal amount thereof, (ii) any transfer of the Flagstar Bonds (including, without limitation, upon foreclosure) shall be subject to any enforceable restrictions contained in the Flagstar Bonds, and (iii) so long as no Triggering Event has occurred and is continuing and so long as the proposed sale would not violate any covenant contained in any Loan Document to which Guarantor is a party or by which Guarantor is bound, in the event of a proposed sale by Guarantor of any Flagstar Bonds in the possession of a bailee under a bailee agreement with Foothill, promptly after Guarantor notifies Foothill of such sale, Foothill shall instruct the bailee to deliver such Flagstar Bonds to Guarantor (or otherwise in accordance with Guarantor's written instructions) within 5 Business Days of Guarantor's notice to Foothill, it shall deliver duly executed non-recourse endorsements or assignments (if necessary), provided that

Guarantor shall immediately return such Flagstar Bonds to the bailee, and such endorsements or assignments to Foothill, in the event that such sale is not consummated within 5 Business Days of the delivery of such Flagstar Bonds to Guarantor.

                                  (i)      Foothill shall give notice of the
disposition of the Personal Property Collateral as follows:

                                  (1)  Foothill shall give Guarantor and each
holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

                                  (2)  The notice shall be personally delivered
or mailed, postage prepaid, to Guarantor as provided in Section 10, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Guarantor claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

                                  (3)  If the sale is to be a public sale,
Foothill also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                                  (j)      [Intentionally omitted;]

                                  (k)      [Intentionally omitted;]

                                  (l)      [Intentionally omitted;]

                                  (m)      [Intentionally omitted;]

                                  (n)      Any deficiency which exists after
disposition of the Collateral as provided above will be paid immediately by Guarantor up to the maximum amount, if any, of Guarantor's liability under the Guaranty. Any excess will be promptly returned to Guarantor, without interest and subject to the rights of third parties, by Foothill.

Except as required by law, Foothill may take any or all of the foregoing action without demand, presentment, protest, advertisement or notice of any kind to or upon Guarantor or any other person. Anything in this Agreement to the contrary notwithstanding, unless a Triggering Event has occurred and is continuing, Foothill (a) shall not exercise any of its default remedies with respect to the Flagstar Bonds, and
(b) shall not exercise any of its default remedies with respect to the Investment Property.

                          7.2     REMEDIES CUMULATIVE.  Foothill's rights and
remedies under this Agreement and the other Loan Documents shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election,and no waiver by Foothill of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

                 8.       TAXES AND EXPENSES REGARDING THE COLLATERAL.

                          If Guarantor fails to pay any monies (whether taxes,
rents, assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure, by Guarantor reasonably could be expected to have a material adverse effect on Foothill's interests in the Collateral, in its discretion and without prior notice to Guarantor, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's loan account as Foothill reasonably deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 4.6 hereof insuring Guarantor's ownership and use of the Collateral, and take any action with respect to such policies as Foothill reasonably deems prudent. Any amounts paid or deposited by Foothill shall constitute Foothill Expenses, shall immediately become additional Secured Obligations, shall bear interest at the applicable rate described in the Loan Document, and shall be secured by the Collateral. Any payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or lien and the receipt of the usual official notice for the payment thereof shall for the purposes of this Agreement be conclusive evidence that the same was validly due and owing. Foothill shall use its best efforts to provide notice to Guarantor of any action taken by it under this Section 8.

                 9.       WAIVERS; INDEMNIFICATION.

                          9.1     DEMAND; PROTEST; ETC.  To the fullest extent
permitted by applicable law, Guarantor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Guarantor may in any way be liable.

                          9.2     FOOTHILL'S LIABILITY FOR COLLATERAL.  So long
as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for:
(a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (e) risk of loss, damage, or destruction of the Collateral.

                          9.3     INDEMNIFICATION.  Guarantor agrees to defend,
indemnify, save, and hold Foothill and its officers, employees, and agents harmless against: (a) all demands, claims, and liabilities claimed or asserted by any other Person, and (b) all losses (including reasonable attorneys fees and disbursements) in any way suffered, incurred, or paid by Foothill as a result of or in any way arising out of, or related to transactions with Borrower or Guarantor, under this Agreement and any other Loan Documents. Guarantor shall have no obligation under this Section 9.3: (a) with respect to indemnification of any liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of the indemnified person; (b) with respect to any settlement in excess of $250,000 made without Guarantor's consent (which shall not be unreasonably withheld, conditioned, or delayed and which consent need not be obtained if Guarantor or Borrower is in default of its obligations under this Section 9.3); or (c) without Guarantor's consent (which shall not be reasonably withheld, conditioned, or delayed), for the fees and disbursements of more than one separate firm of attorneys for all indemnified persons relative to a indemnification of any particular liability. This provision shall survive full and final payment in cash of the Secured Obligations and the termination of all commitments of Foothill to extend credit to Borrower or Guarantor for a period of 2 years.

                          9.4     WAIVERS.  (a) To the fullest extent permitted
by applicable law, Guarantor hereby waives:  (i) notice of acceptance hereof;
(ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Obligations;
(iii) notice of the amount of the Obligations, subject, however, to Guarantor's right to make inquiry of Foothill to ascertain the amount of the Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any unmatured Event of Default or Event of Default under the Loan Agreement; and
(vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Agreement) and demands to which Guarantor might otherwise be entitled.

                 (b) To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require Foothill to institute suit against Borrower or to exhaust any rights and remedies which Foothill has or may have against Borrower. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally indefeasibly paid) of Borrower or by reason of the cessation from any cause (other than that the Obligations shall have been fully and finally indefeasibly paid) whatsoever of the liability of Borrower in respect thereof.

                 (c) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any rights to assert against Foothill any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Foothill on account of or with respect to the Obligations; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future sufficiency, validity, or enforceability of the Obligations; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Foothill including, to the extent applicable, the provisions of Section Section 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof.

                 (d) To the fullest extent permitted by applicable law, Guarantor hereby waives any right of subrogation Guarantor has or may have as against Borrower with respect to the Obligations. In addition, Guarantor hereby waives any right to proceed against Borrower, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Obligations. Guarantor also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of Borrower. Guarantor hereby agrees that, in light of the waivers contained in this Section, Guarantor shall not be deemed to be a "creditor" (as that term is defined in the Bankruptcy Code or otherwise) of Borrower, whether for purposes of the application of Sections 547 or 550 of the United States Bankruptcy Code or otherwise.

                 (e) If any of the Secured Obligations at any time are secured by a mortgage or deed of trust upon real property, Foothill may elect, in its sole discretion, upon a default with respect to the Secured Obligations, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Agreement, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of California's antideficiency law applicable to nonjudicial foreclosures, an election by Foothill nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election might estop Foothill from enforcing this Agreement against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Agreement, Guarantor hereby waives any right to assert against Foothill any defense to the enforcement of this Agreement, whether denominated "estoppel" or otherwise, based on or arising from an election by Foothill nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of
Section 580a of the California Code of Civil Procedure shall have no applicability with respect to the determination of Guarantor's liability under this Agreement.

                 (f) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE Section
Section  2808, 2809, 2810, 2815, 2819, 2820, 2821, 2838, 2839, 2845, 2848,
2849, AND 2850, TO THE EXTENT APPLICABLE, CALIFORNIA CODE OF CIVIL PROCEDURE Section Section 580A, 580B, 580C, 580D, AND 726, AND, TO THE EXTENT APPLICABLE, CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE.

                 (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR HEREBY WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY FOOTHILL, EVEN THOUGH THAT ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR A SECURED OBLIGATION, HAS DESTROYED GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST THE BORROWER BY THE OPERATION OF SECTION 580D OF THE CODE OF CIVIL PROCEDURE OR OTHERWISE.


                 10.      NOTICES.

                          All notices and other communications hereunder to
Foothill shall be in writing and shall be mailed, sent or delivered in accordance with the Loan Agreement and all notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent or delivered in care of Borrower in accordance with the Loan Agreement.

                 11.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                          THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION,
INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT FOOTHILL'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE FOOTHILL ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF GUARANTOR AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 11.

                          GUARANTOR AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND FOOTHILL REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                 12.      DESTRUCTION OF GUARANTOR'S DOCUMENTS.

                          All documents, schedules, agings, or other papers
delivered to Foothill may be destroyed or otherwise disposed of by Foothill four (4) months after they are delivered to or received by Foothill, unless Guarantor requests, in writing, the return of said documents, schedules or other papers and makes arrangements, at Guarantor's expense, for their return.

                 13.      GENERAL PROVISIONS.

                          13.1    EFFECTIVENESS.  This Agreement shall be
binding and deemed effective when executed by Guarantor and accepted and executed by Foothill.

                          13.2    SUCCESSORS AND ASSIGNS.  This Agreement shall
bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Guarantor may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Guarantor from its Secured Obligations. Foothill may assign this Agreement and its rights and duties hereunder in accordance with the Loan Agreement, and no consent or approval by Guarantor is required in connection with any such assignment. In accordance with the Loan Agreement, Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In accordance with the Loan Agreement, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Guarantor or Guarantor's business. To the extent that Foothill assigns its rights and obligations to a third Person in accordance with the Loan Agreement, Foothill thereafter shall be released from such assigned obligations to Guarantor and such assignment shall effect a novation between Guarantor and such third Person.

                          13.3    SECTION HEADINGS.  Headings and numbers have
been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                          13.4    INTERPRETATION.  Neither this Agreement nor
any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Guarantor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                          13.5    SEVERABILITY OF PROVISIONS.  Each provision
of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                          13.6    AMENDMENTS IN WRITING.  This Agreement can
only be amended by a writing signed by both Foothill and Guarantor.

                          13.7    COUNTERPARTS.  This Agreement may be executed
in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

                          13.8    REVIVAL AND REINSTATEMENT OF OBLIGATIONS.  If
the incurrence or payment of the Secured Obligations by Guarantor or the transfer by Guarantor to Foothill of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

                          13.9    TERMINATION.  Upon the full and final payment
in cash of the Secured Obligations and the termination of all commitments of Foothill to extend credit to Borrower or Guarantor, Foothill shall promptly terminate and release its security interests in the Collateral, execute and deliver any necessary financing statement terminations or releases, and return to Guarantor any Collateral that was in the possession of Foothill, provided that, with respect to any loss or damage Foothill may incur as a result of dishonored checks or other items of payment received by Foothill and applied to the Secured Obligations, Foothill shall, at its option, (i) have received a written agreement, executed by Borrower or Guarantor (as required by Foothill in its sole discretion) and by any Person whose loans or other advances to Borrower or Guarantor are used in whole or in part to satisfy the Secured Obligations, indemnifying Foothill from any such loss or damage; or (ii) have retained such monetary reserves or Liens on the Collateral for such period of time as Foothill, in its reasonable discretion, may deem necessary to protect Foothill from any such loss or damage. All reasonable expenses incurred by Foothill in connection with the termination of the security interests granted to Foothill in connection with this agreement shall be the sole expense of Guarantor.


                 - Remainder of page intentionally left blank -

                          IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be executed at Los Angeles, California.


                                        FRI-MRD CORPORATION,
                                        a Delaware corporation



                                        By____________________________________

                                        Its___________________________________



                                        FOOTHILL CAPITAL CORPORATION, a
                                        California corporation


                                        By____________________________________

                                        Its___________________________________





                                     -S-1-